SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2001

COMPAQ COMPUTER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9026 (Commission File Number)	76-0011617 (IRS Employer Identification No.)

20555 SH 249 Houston, Texas (Address of Principal Executive Offices)	77070 (Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

On February 14, 2001, Compaq Computer Corporation (“Compaq”) filed with the Securities and Exchange Commission (the “SEC”) a Prospectus Supplement, dated February 14, 2001, to the Prospectus, dated June 16, 2000, in connection with the offering of Medium-Term Notes Due Nine Months or More From the Date of Issue on a continuing basis for up to an aggregate principal amount of $1,425,000,000 pursuant to a Distribution Agreement, dated February 14, 2001, between Compaq and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as agents (the “Distribution Agreement”). A copy of the Distribution Agreement and the press release announcing the filing of the Prospectus Supplement with the SEC are filed as Exhibits 1.2 and 99.1, respectively, to this Current Report.

Pursuant to Compaq’s Registration Statement on Form S-3 filed with the SEC on May 11, 2000 (and effective as of June 16, 2000), this Current Report is also filed to include the opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP which are filed as Exhibits 5.1 and 23.2, respectively, to this Current Report, and to report Compaq’s computation of earnings to fixed charges, which is filed as Exhibit 12.1 to this Current Report.

ITEM 7. Financial Statements and Exhibits.

Exhibit 1.2	Distribution Agreement, dated February 14, 2001, between Compaq Computer Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as agents.

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit 12.1	Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated February 15, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2001	COMPAQ COMPUTER CORPORATION /s/ Ben K. Wells Ben K. Wells Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

1.2	Distribution Agreement, dated February 14, 2001, between Compaq Computer Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as agents.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release dated February 15, 2001

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